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                      Approved by Benefits Officer 11/1/00


                                AMENDMENT NO. 10
                                     TO THE
                                TIME WARNER INC.
                           DEFERRED COMPENSATION PLAN


1. New Section 5.1A is added to Article V before Section 5.1, which is renumbered as Section 5.1B, to read as follows:

          5.1A PAYMENT ON ACCOUNT OF TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH OR DISABILITY -FOR DISTRIBUTIONS COMMENCING ON AND AFTER NOVEMBER 1, 2000. (a) In the event of termination of the Participant's employment with the Company or an Affiliate for reasons other than death or Disability, the Participant's Deferred Compensation Account shall be distributed to him or her in ten annual installment payments.

          (b) Notwithstanding subsection (a) above, a Participant may, at any time, but no later than September 30 of the year in which he or she terminates employment, request that his or her Deferred Compensation Account be distributed to him or her in a lump sum, if the value of the Participant's Deferred Compensation Account is $50,000 or more (determined as of December 31 of the Year in which he or she terminates employment with the Company or an Affiliate), or in two, five or seven annual installment payments, and the Benefits Officer may, in such officer's sole and absolute discretion, make a lump sum payout or payouts in such installments. Notwithstanding the previous sentence, a Participant who terminates employment in 2000 may make such a request at any time in such Year.

          (c) Notwithstanding any other provision of this Section 5.1A, if the value of the Participant's Deferred Compensation Account is less than $50,000 (determined as of December 31 of the Year in which he or she terminates employment with the Company or an Affiliate), payment shall be made in a lump sum.

          (d) The first installment, or lump sum, as the case may be, shall be distributed as soon as practicable on or after April 1 of the Year following the Year in which the Participant terminates employment. Subsequent annual installment payments shall be distributed as soon as practicable on or after each following April 1.

          (e) All requests by a Participant under this Section 5.1A shall be made only by delivering a written notice to the Benefits Officer in a manner prescribed by such officer.

          (f) This Section 5.1A shall apply to distributions which commence on and after November 1, 2000.





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2.        Section 5.1B (formerly Section 5.1) is amended by adding to the heading, at the end thereof, "-for Distributions Commencing prior to November 1, 2000" and adding a new subsection (f) at the end thereof, to read as follows:

          (f) This Section 5.1B shall apply to distributions which commence prior to November 1, 2000.

3. Section 5.5 is amended by adding a new subsection (d) at the end thereof, to read as follows:

          (d) On and after November 1, 2000, payment on account of termination of employment with the Company or an Affiliate for reasons other than death, Disability or Retirement shall be determined under Section 5.1A.

4. All references in the Plan to Section 5.1 shall include Section 5.1A or 5.1B, as applicable.

5.        All items are effective November 1, 2000.


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